UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 13F
FORM 13F COVER PAGE
Report for the Calendar Year or Quarter Ended: September 30, 2000
Check here if Amendment  [     ] ;  Amendment
Number:
This Amendment (Check only one.):     [     ] is a restatement.
                    [     ]adds new holdings entries.
Institutional Investment Manager Filing
this Report:
Name:                GAMCO Investors, Inc.

Address:             One Corporate Center
                     Rye, New York 10580
13F file number:
The institutional investment manager filing this
report and the person by whom it is signed hereby
represent that the person signing the report is
authorized to submit it, that all information
contained herein is true, correct and complete,
and that it is understood that all required items,
statements, schedules, lists, and tables, are
considered
integral parts of this form.
Person Signing this Report on Behalf of Reporting
Manager:
Name:                Douglas R. Jamieson               /s/
Title:               Executive Vice President
Phone:               914-921-5020
Signature, Place and Date of Signing:
Douglas R. Jamieson     Rye, NY                              November 10,2000
Report Type  (Check only one.) :
[  X ]               13F HOLDINGS REPORT.
[     ]              13F NOTICE.
[     ]              13F COMBINATION REPORT.
List of Other managers Reporting for this Manager:
I AM SIGNING THIS REPORT AS REQUIRED BY THE SECURITIES EXCHANGE ACT
OF 1934.